Exhibit 5.1

June 20, 2024

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

Ladies and Gentlemen:

We have acted as special counsel to LogicMark, Inc., a Nevada corporation (the “Company”), in connection with its preparation of a Registration Statement on Form S-1, as amended (File No. 333-279133) (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 6, 2024, related to the proposed public offering of (i) up to 10,144,927 units (the “Units”), consisting of (x) 10,144,927 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (y) Series A warrants to purchase Common Stock (the “Series A Warrants”) exercisable for the purchase of up to 10,144,927 shares of Common Stock (the “Series A Warrant Shares”) and (z) Series B warrants to purchase Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) exercisable for the purchase of up to 10,144,927 shares of Common Stock (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”), and (ii) up to 10,144,927 pre-funded units (the “Pre-Funded Units”) in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of outstanding Common Stock, consisting of (x) pre-funded warrants (the “Pre-Funded Warrants”), exercisable for the purchase of up to 10,144,927 shares of Common Stock (the “Pre-Funded Warrant Shares”), (y) Series A Warrants exercisable for the purchase of up to 10,144,927 shares of Common Stock and (z) Series B Warrants exercisable for the purchase of up 10,144,927 shares of Common Stock. The Units, the Shares, Warrants, the Warrant Shares, the Pre-Funded Units, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Placement Agent Warrants (as defined below) and the Placement Agent Warrant Shares (as defined below) are collectively referred to herein as the “Securities”. The Securities will be sold pursuant to the Registration Statement, one or more securities purchase agreements (the “Agreements”) by and among the Company and certain accredited investors or qualified institutional buyers identified on the signature pages thereto (collectively, the “Investors”), and a placement agency agreement between the Company and Roth Capital Partners, LLC (the “Placement Agency Agreement”), to use its reasonable best efforts to solicit offers to purchase the Securities in this offering (the “Placement Agent”). Pursuant to the Placement Agency Agreement, subject to the satisfaction of certain conditions set forth therein, the Company may be obligated to issue the Placement Agent a number of common stock purchase warrants (the “Placement Agent Warrants”) exercisable for up 304,347 shares of Common Stock (the “Placement Agent Warrant Shares”) in the event all 10,144,927 Units are sold. As noted in the Registration Statement, for each Pre-Funded Unit sold, the number of Units sold will be decreased on a one-for-one basis.

As counsel to the Company in connection with the proposed potential issuance and sale of the Securities, we have examined: (i) the Company’s articles of incorporation and bylaws, each as currently in effect; (ii) certain resolutions of the Company’s board of directors relating to the issuance and sale of the Securities (the “Resolutions”); (iii) the form of Agreement; (iv) the form of Series A Warrant; (v) the form of Series B Warrant, (vi) the form of Pre-Funded Warrant; (vii) the form of Placement Agent Warrant, (viii) the form of Placement Agency Agreement, (ix) the form of warrant agency agreement between the Company and Nevada Agency and Transfer Company (the “Warrant Agency Agreement”); (x) the Registration Statement; and (xi) such other proceedings, documents, and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, and the conformity with the originals of all documents, certificates, and instruments submitted to us as copies. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. With respect to the Warrants, Warrant Shares, Placement Agent Warrants and Placement Agent Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares and/or anti-dilution adjustments to outstanding securities of the Company, including the Warrants and Placement Agent Warrants, may cause each of the Warrants and/or Placement Agent Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Based upon, subject to and limited by the foregoing we are of the opinion that following (i) execution and delivery by the Company and each of the Investors of the Agreements and each of the Warrants, as applicable, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the terms of the Agreements, the Warrant Agency Agreement and the Placement Agency Agreement, as applicable, and (iv) receipt by the Company of the applicable consideration for the Securities:

(i) each of the Units and the Pre-Funded Units will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreements and the Placement Agency Agreement, and in accordance with and in the manner described in the Registration Statement, each of the Units and the Pre-Funded Units will be validly issued, fully paid and non-assessable;

(ii) the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreements and the Placement Agency Agreement, and in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable shares of Common Stock;

(iii) provided that each of the Warrants and Pre-Funded Warrants have been duly executed and delivered by the Company against payment therefor pursuant to their respective terms, and pursuant to the Agreements and the Warrant Agency Agreement, such Warrants and Pre-Funded Warrants, when each sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms;

(iv) each of the Warrant Shares and the Pre-Funded Warrant Shares issuable upon payment to the Company of the required consideration, when issued and sold by the Company and paid for in accordance with the terms of the Agreements, the Warrant Agency Agreement and the terms of the applicable Warrants and Pre-Funded Warrants, as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock;

(v) provided that the Placement Agent Warrants have been duly executed and delivered by the Company against payment therefor pursuant to their terms, and pursuant to the Placement Agency Agreement, such Placement Agent Warrants, when sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(vi) the Placement Agent Warrant Shares issuable upon payment to the Company of the required consideration, when issued and sold by the Company and paid for in accordance with the terms of the Placement Agency Agreement, and the terms of the Placement Agent Warrants, as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock;

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

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